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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report dated March 22, 1996, and to all references to our firm, included in or made a part of this registration statement.

                                          Arthur Andersen LLP

Kansas City, Missouri,

December 15, 1997